Rome Bancorp, Inc.	REVOCABLE PROXY

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting to Be Held on ________, 2011

This Proxy Statement/Prospectus and any documents incorporates therein are available at on the Securities and Exchange Commission’s website at www.sec.gov, together with any amendments to any of these materials that are required to be furnished to stockholders.

This Proxy is solicited on behalf of the Board of Directors of Rome Bancorp, Inc.

for the Special Meeting of Stockholders to be held on ______, 2011.

The undersigned stockholder of Rome Bancorp, Inc. hereby appoints Charles M. Sprock and Kirk B. Hinman, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Rome Bancorp, Inc. held of record by the undersigned on _________, 2011, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at The Rome Savings Bank, 100 W. Dominick Street, Rome, New York, at 5:30 p.m., local time, on _________, 2011, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Special Meeting of Stockholders and Proxy Statement/Prospectus, dated _________, and upon such other matters as may properly come before the Special Meeting.  The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this Proxy will be voted “FOR” the proposals listed in Item 1 and Item 2.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote “FOR” the proposal in Item 1 and a vote “FOR” the proposal in Item 2.	I Will Attend Special Meeting. ☐ Please Mark Your Choice Like This in Blue or Black Ink. ☒
1. Proposal to approve the Agreement and Plan of Merger, dated October 12, 2010, by and between Berkshire Hills Bancorp, Inc. and Rome Bancorp, Inc. For Against Abstain ☐ ☐ ☐

2. Proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the Special Meeting to approve the Agreement and Plan of Merger.
For                      Against                      Abstain
 ☐                       ☐                                 ☐

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus for the Special Meeting, dated _______.

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Signature(s)

Dated:____________________________________________________________________________________________

Please sign exactly as your name appears on this proxy.  Joint owners should each sign personally.  If signing as attorney, executor, administrator, trustee or guardian, please include your full title.  Corporate or partnership proxies should be signed by an authorized officer.